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                                                                      EXHIBIT 32

 CERTIFICATIONS OF CEO AND CFO PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT



                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of SinoFresh HealthCare, Inc., a Florida corporation (the "Company"), on Form 10-QSB for the quarter ended June 30, 2004, as filed with the Securities and Exchange Commission (the "Report"), Charles A. Fust, Chief Executive Officer of the Company and Russell R. Lee III, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Charles A. Fust
------------------------------
Charles A. Fust
Chief Executive Officer
August 13, 2004


/s/ Russell R. Lee III
------------------------------
Russell R. Lee III
Chief Financial Officer
August 13, 2004